UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

ST. BERNARD SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15333 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2011, St. Bernard Software, Inc. DBA as EdgeWave, a Delaware corporation (the “Company”), and Thalia Gietzen entered into a Second Amendment to Employment Agreement (the “Amendment”).

The Amendment, which amends the June 15, 2009 Employment Agreement between the Company and Thalia Gietzen, as amended by that certain Amendment to Employment Agreement dated April 28, 2010, has an effective date of April 1, 2011.  Pursuant to the terms of the Amendment, Ms. Gietzen shall no longer be eligible for the quarterly performance bonus and instead the Company shall pay Ms. Gietzen a salary of $8,541.67 payable twice monthly, less payroll deductions and all required withholdings.

The preceding description of the Amendment is summary in nature and does not purport to be complete. It should be read in conjunction with a review of the Amendment, and is qualified in its entirety by reference to the Amendment. The full text of the Amendment is attached as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement between St. Bernard Software, Inc. and Thalia Gietzen, dated March 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: March 30, 2011	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer